First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187



                         August 10, 2011


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

     Re:  FT 3099

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
175516 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                         Sincerely,

                         First Trust Advisors L.P.



                         Ronda L. Saeli-Chiappe
                         Vice President